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                                                                     EXHIBIT 3.3

3.3   Articles of Incorporation Sto Med, Inc. filed February 15, 1996


Advance Technologies, Inc. Form 10 SB
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         FILED
  IN THE OFFICE OF THE     ARTICLES OF INCORPORATION
SECRETARY OF STATE OF THE
    STATE OF NEVADA                   OF
      FEB 15 1996
        3293-96                  STO-MED, INC.

                                   * * * * *

      The undersigned, for the purpose of forming a corporation under the general corporation laws of the State of Nevada, to do business within and without the State of Nevada, does make and file these Articles of Incorporation hereby declaring and certifying that the facts stated are true.

                                   ARTICLE I

                                     NAME
                                     ----

     The name of the corporation is:

                                 STO-MED, INC.


                                  ARTICLE II

                      RESIDENT AGENT & REGISTERED OFFICE
                      ----------------------------------

     Section 2.01  Resident Agent. The name and address of the resident agent
     ----------------------------
for the service of process is Lee Walker, 4001 Meadows Lane, Las Vegas, NV 89107


     Section 2.02  Registered Office. The address of its registered office is
     -------------------------------
4001 Meadows Lane, Las Vegas, Nevada 89107.

     Section 2.03  Other Offices. The corporation may also maintain offices for
     ---------------------------
the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted and meetings of the directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

Advance Technologies, Inc. Form 10 SB
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                                  ARTICLE III

                                SHARES OF STOCK
                                ---------------


           The amount of the total authorized capital stock of the corporation is Sixty Million (60,000,000) shares at $0.001 par value.

           All such stock shall be designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed by the Board of Directors from time to time.

           The Board of Directors may issue such shares of Common Stock in one or more series, at such price and in such numbers of each series with such voting powers, designations, preferences and rights or qualifications or restriction thereof as shall be stated in the resolution or resolutions adopted by them.


                                  ARTICLE IV

                                   DIRECTORS
                                   ---------

           Section 4.01  Governing Board. The members of the governing board of
           -----------------------------
the corporation shall be styled as directors.

           Section 4.02 Initial Board of Directors. The initial board of
           ---------------------------------------
Directors shall consist of one (1) member. The name and address of the initial members of the Board of Directors is as follows:


           NAME                     ADDRESS
           ----                     -------

           Charles E. Mc Dowell     23016 Mullin Road, Lake Forest, CA 92630


           This individual shall serve as director until his successors shall have been elected and qualified.


           Section 4.03 Change in Number of Directors. The number of specific or
           ------------------------------------------
total directors may be increased or decreased by a duly adopted amendment to the By-Laws of the corporation.



ADVANCE TECHNOLOGIES, INC. FORM 10 SB

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                                   ARTICLE V

                                 INCORPORATORS
                                 -------------

                 The name and address of the incorporator is:
         Charles E. McDowell, 23016 Mullin Road, Lake Forest, CA 92630


                                  ARTICLE VI

                      DIRECTORS' AND OFFICERS' LIABILITY
                      ----------------------------------

          A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or commissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of NRS 78,300. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modifications.

                                  ARTICLE VII

                                   INDEMNITY
                                   ---------

          Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the state of Nevada from time to time against all expenses, liability and loss, (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding


Advance Technologies, Inc. Form 10 SB

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must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is entitled to be indemnified by the corporation. Such right shall not be exclusive or any other right which such directors, officers, or representative may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law agreement, vote of stockholder, provision of law or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as a representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                 ARTICLE VIII

                                  AMENDMENTS
                                  ----------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said By-Laws, and all rights conferred upon the stockholders are granted subject to this reservation.


Advance Technologies, Inc. Form 10 SB
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                                  ARTICLE IX
                              POWERS OF DIRECTOR
                              ------------------

           In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized;

           (1) Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or repeal the By-Laws of the corporation;

           (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon real or personal property of the corporation;

           (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporation and business entities;

           (4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any purpose and to abolish any such reserve; and

           (5) By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

           All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.


            IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of December, 1995.



                                  /s/ Charles E. McDowell
                                  ----------------------------------------
                                      Charles E. McDowell, Incorporator






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                                ACKNOWLEDGMENT
                                --------------

STATE OF NEVADA   )
                  )  ss
COUNTY OF Clark   )


     On the 2Oth day of December 1995, personally appeared before me, a Notary Public, Charles E. McDowell, who acknowledged to me that he executed the foregoing document.

                          /s/ Laura Fitzgerald
                          ----------------------------------
                          NOTARY PUBLIC    -------------------------------------
                                                   Notary Public State of Nevada
                                                          COUNTY OF CLARK
                                           [SEAL]         LAURA FITZGERALD
                                                       My Commission Expires
                                                           January ?, ????
                                           -------------------------------------

                           CERTIFICATE OF ACCEPTANCE

                       OF APPOINTMENT BY RESIDENT AGENT
                       --------------------------------

     In the matter of STO-MED, INC., I, Lee Walker, 4001 Meadows Lane, Las Vegas, Nevada 89107, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090

     IN WITNESS WHEREOF, I hereunto set my hand this 2oth day of December 1995.

                                       By:  /s/ Lee Walker
                                          --------------------------------------
                                                Lee Walker, Resident Agent

Advance Technologies, Inc. Form 10 SB